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As filed pursuant to Rule 424(b)(5)
Registration No. 333-134327

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)

Floating Rate Global Note due June 15, 2009	$1,000,000,000	100.00%	$1,000,000,000	$30,700

Floating Rate Global Note due June 15, 2010	$1,000,000,000	100.00%	$1,000,000,000	$30,700

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933 (the "Securities Act"). The total registration fee due for this offering is $61,400.

(2)
Paid herewith.

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-134327

Prospectus Supplement
June 12, 2007
(To Prospectus dated May 22, 2006)

$2,000,000,000

$1,000,000,000 Floating Rate Global Notes due
June 15, 2009

$1,000,000,000 Floating Rate Global Notes due
June 15, 2010

        Hewlett-Packard Company is offering $1,000,000,000 of our Floating Rate Global Notes due June 15, 2009, which we refer to as the 2009 Notes in this Prospectus Supplement, and $1,000,000,000 of our Floating Rate Global Notes due June 15, 2010, which we refer to as the 2010 Notes in this Prospectus Supplement. The 2009 Notes will bear interest at a floating rate equal to three-month USD LIBOR plus 0.01% per annum, and the 2010 Notes will bear interest at a floating rate equal to three-month USD LIBOR plus 0.06% per annum. We will pay interest quarterly on each series of Global Notes on each March 15, June 15, September 15 and December 15, beginning September 15, 2007. The 2009 Notes will mature on June 15, 2009 and the 2010 Notes will mature on June 15, 2010. We refer to the 2009 Notes and the 2010 Notes collectively as the Global Notes.

        The Global Notes are senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. There is no sinking fund for the Global Notes. The Global Notes are not and will not be listed on any securities exchange. The Global Notes may not be redeemed prior to maturity.

        See "Risk Factors" beginning on page S-10 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the Global Notes.

        Citigroup Global Markets Inc., as underwriter, proposes to offer the Global Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. The underwriter has agreed to purchase the 2009 Notes at 100.0% of their principal amount ($1,000,000,000 of proceeds to us) and the 2010 Notes from us at 100.0% of their principal amount ($1,000,000,000 of proceeds to us), in each case, subject to the terms and conditions in the underwriting agreement between the underwriter and us.

        Delivery of the Global Notes in book-entry form only will be made through The Depository Trust Company on or about June 15, 2007. The Global Notes will be approved for clearance through the Clearstream and Euroclear systems.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Citi

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this document is accurate only as of the date of this document or as of its date, as applicable.

        In this prospectus supplement and the accompanying prospectus, unless otherwise specified or unless the context otherwise requires, references to "USD," "dollars," "$" and "U.S.$" are to U.S. dollars, and references to "Hewlett-Packard," "HP," "we," "us" or "our" refer to Hewlett-Packard Company, and not to any of our subsidiaries unless otherwise indicated.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our and our consolidated subsidiaries' results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction restructuring plans; any statements concerning expected development, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the execution and performance of contracts by customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction restructuring programs; the outcome of pending legislation and accounting pronouncements; the resolution of pending investigations, claims and disputes; and other risks that are described herein, including but not limited to the risks described in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2006 and other reports that are filed after such Annual Report. We assume no obligation and do not intend to update these forward-looking statements.

SUMMARY

        You should read the following summary together with the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference, including our consolidated condensed financial statements and related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in this prospectus supplement and in the documents incorporated by reference.

About Hewlett-Packard Company

        HP is a leading global provider of products, technologies, software, solutions and services to individual consumers, small and medium sized businesses ("SMBs"), large enterprises, including the public and education sectors. Our offerings span:

  •
  personal computing and other access devices,

  •
  imaging and printing-related products and services,

  •
  enterprise information technology infrastructure, including enterprise storage and server technology, enterprise system and network management software, and

  •
  multi-vendor customer services, including technology support and maintenance, consulting and integration and managed services.

        Our operations are organized into seven business segments: Enterprise Storage and Servers ("ESS"), HP Services ("HPS"), HP Software, the Personal Systems Group ("PSG"), the Imaging and Printing Group ("IPG"), HP Financial Services ("HPFS") and Corporate Investments. Given the solution sale approach across our enterprise offerings, and in order to capitalize on up-selling and cross-selling opportunities, ESS, HPS and HP Software are structured beneath a broader Technology Solutions Group ("TSG"). While TSG is not a business segment, this aggregation provides a supplementary view of our business. In each of the past three fiscal years, industry standard servers, technology services, desktops, notebooks and printing supplies each accounted for more than 10% of our consolidated net revenue.

Technology Solutions Group

        TSG provides servers, storage, software and information technology ("IT") services that enable enterprise and midmarket business customers to better manage their current IT environments and transform them into a business enabler. TSG products help accelerate growth, minimize risk and reduce costs to optimize the business outcomes of customers' IT investments. Companies around the globe leverage HP's infrastructure solutions to deploy next generation data centers and address business challenges ranging from compliance to business continuity. TSG's modular IT systems and services are primarily standards-based and feature differentiated technologies in areas including power and cooling, unified management, security, virtualization and automation. Each of the three business segments within TSG is described in detail below.

Enterprise Storage and Servers

        The server market continues to shift towards standards-based architectures as proprietary hardware and operating systems are replaced by industry standard server platforms that typically offer compelling price and performance advantages by leveraging standards-based operating systems and microprocessor designs. At the same time, critical business functions continue to demand scalability and reliability. By providing a broad portfolio of storage and server solutions, ESS aims to optimize the combined product solutions required by different customers and provide solutions for a wide range of operating environments, spanning both the enterprise and the SMB markets. ESS provides storage and server products in a number of categories.

        Industry Standard Servers.    Industry standard servers include primarily entry-level and mid-range ProLiant servers, which run primarily on the Windows®(1), Linux and Novell operating systems and leverage Intel Corporation ("Intel") and Advanced Micro Devices ("AMD") processors. The business spans a range of product lines that include pedestal-tower servers, density-optimized rack servers and HP's BladeSystem family of blade servers. In fiscal 2006, HP's industry standard server business continued to lead the industry in terms of units shipped. HP also has a strong position in blade servers, the fastest-growing segment of the market.

        Business Critical Systems.    Business Critical Systems include Itanium®(2)-based Integrity servers running on the HP-UX, Windows®, Linux and OpenVMS operating systems, including the high-end Superdome servers and fault-tolerant Integrity NonStop servers. Business Critical Systems also include the Reduced Instruction Set Computing ("RISC")-based servers with the HP 9000 line running on the HP-UX operating system, HP AlphaServers running on both Tru64 UNIX®(3) and OpenVMS, and MIPs-based NonStop servers.

        Storage.    HP's StorageWorks offerings include entry-level, mid-range and high-end arrays, storage area networks, network attached storage, storage management software and virtualization technologies, as well as tape drives, tape libraries and optical archival storage.

HP Services

        HPS provides a portfolio of multi-vendor IT services, including technology services, consulting and integration and managed services, also known as outsourcing. HPS also offers a variety of services tailored to particular industries such as communications, media and entertainment, manufacturing and distribution, financial services and the public sector, including government and education services. HPS collaborates with the Enterprise Storage and Servers and HP Software groups, as well as with third-party system integrators and software and networking companies to bring solutions to HP customers. HPS also works with HP's Imaging and Printing Group and Personal Systems Group to provide managed print services, end user workplace services, and mobile workforce productivity solutions to enterprise customers.

        Technology Services.    HPS provides a range of technology services from standalone product support to high availability services for complex, global, networked, multi-vendor environments and business continuity and recovery services. This business also manages the delivery of product warranty support through its own service organization, as well as through authorized partners.

        Consulting and Integration.    HPS provides consulting and integration services to architect, design and implement technology and industry-specific solutions for customers. Consulting and integration also provides cross-industry solutions in the areas of architecture and governance, infrastructure, applications and packaged applications, security, IT service management, information management and enterprise Microsoft solutions.

(1)
Windows® is a trademark of Microsoft Corporation.

(2)
Itanium® is a trademark of Intel Corporation.

(3)
UNIX® is a trademark of The Open Group.

        Outsourcing Services.    HPS offers IT management services, including comprehensive outsourcing, transformational infrastructure services, client computing managed services, managed web services, application services and business process outsourcing.

HP Software

        HP Software provides management software solutions, including support, that allow enterprise customers to manage their IT infrastructure, operations, applications, IT services and business processes under the HP OpenView brand. In addition, this segment delivers a suite of comprehensive, carrier-grade software platforms for developing and deploying next-generation voice, data and converged services to network and service providers under the HP OpenCall brand.

        HP is focused on extending its distributed systems management leadership position into application, service management and business process management market segments. In December 2005, we acquired the outstanding shares of Peregrine Systems, Inc. ("Peregrine"). The acquisition of Peregrine adds key asset and service management components to our HP OpenView portfolio. In November 2006, we completed our acquisition of Mercury Interactive Corporation ("Mercury"), an IT management software and services company. The acquisition combines HP OpenView's systems, network and IT service management software solutions with Mercury's application management, application delivery, and IT governance offerings. This portfolio of solutions enables our customers to reduce IT costs and make better IT decisions by helping them align IT spending with business goals and automate and measure IT program effectiveness.

Personal Systems Group

        PSG is one of the leading providers of personal computers ("PCs") in the world based on unit volume shipped and annual revenue. PSG provides commercial PCs, consumer PCs, workstations, handheld computing devices, digital entertainment systems, calculators and other related accessories, software and services for the commercial and consumer markets. We group commercial desktops, commercial notebooks and workstations into commercial clients and consumer desktop and consumer notebooks into consumer clients when describing our performance in these markets. Like the broader PC market, PSG continues to experience a shift toward mobile products such as notebooks. Both commercial and consumer PCs are based predominately on the Windows® operating system and use Intel and AMD processors.

        Commercial PCs.    PSG offers a variety of personal computers optimized for commercial uses, including enterprise and SMB customers, and for connectivity and manageability in networked environments. These commercial PCs include the HP Compaq business desktops and business notebooks, as well as the HP Compaq Tablet PCs.

        Consumer PCs.    Consumer PCs include the HP Pavilion and Compaq Presario series of multi-media consumer desktop PCs and notebook PCs, as well as HP Media Center PCs and Voodoo Gaming PCs, and are targeted at the home user.

        Workstations.    Workstations are individual computing products designed for users demanding enhanced performance, such as computer animation, engineering design and other programs requiring high-resolution graphics. HP provides workstations that run on UNIX®, Windows® and Linux-based operating systems.

        Handheld Computing.    HP provides a series of HP iPAQ Pocket PC handheld computing devices that run on Windows® Mobile software. These products range from value devices such as music or Global Positioning System receivers to advanced devices with voice and data capability.

        Digital Entertainment.    PSG's digital entertainment products are targeted at the intersection of the personal computing and consumer electronics markets and span a range of products and product categories that allow customers to enjoy a broad range of digital entertainment experiences. PSG's digital entertainment products include HD DVD and RW drives and DVD writers; the HP Digital Entertainment Center, which allows consumers to access their music, movies, home videos and photos from a single device via remote control; and plasma and LCD flat-panel televisions.

Imaging and Printing Group

        IPG is the leading imaging and printing systems provider in the world for consumer and commercial printer hardware, printing supplies, printing media and scanning devices. IPG is also focused on imaging solutions in the commercial markets, from managed print services solutions to addressing new growth opportunities in commercial printing in areas such as industrial applications, outdoor signage, and the graphic arts business. When describing our performance in this segment, we group inkjet printer units and digital photography and entertainment products and services into consumer hardware, LaserJet printers and graphics and imaging products into commercial hardware and break out printer supplies separately.

        Inkjet Printers.    Inkjet systems include desktop single function and inkjet all-in-one printers, including photo, productivity and business inkjet printers and scanners.

        Digital Photography and Entertainment.    Digital imaging products and services include photo specialty printers, photo kiosks, digital cameras, accessories and online photo services through Snapfish in North America. An important part of IPG's strategy is to provide digital imaging solutions that rival traditional imaging for quality, cost and ease of use so that consumers can manage their digital imaging throughout the home and outside the home.

        LaserJet Printers.    LaserJet systems include monochrome and color laser printers, printer-based multi-function devices and Total Print Management Solutions for enterprise customers. A key initiative in this area of IPG's business has been and continues to be driving color printing penetration in the office.

        Graphics and Imaging.    Graphics and Imaging products include large format (DesignJet) printers, Indigo and Scitex digital presses, digital publishing solutions and graphics printing solutions. A key initiative for IPG is to capture high-value pages by developing compelling solutions for the industrial, commercial printing and graphics segments.

        Printer Supplies.    Printer supplies include LaserJet toner and inkjet cartridges and other printing-related media. These supplies include HP-branded Vivera and ColorSphere ink and HP Premium and Premium Plus photo papers, which are designed to work together as a system to produce faster prints with improved resistance to fading, increased print quality and better affordability.

HP Financial Services

        HPFS supports and enhances HP's global product and service solutions, providing a broad range of value-added financial life cycle management services. HPFS enables our worldwide customers to acquire complete IT solutions, including hardware, software and services. The group offers leasing, financing, utility programs and asset recovery services, as well as financial asset management services for large global and enterprise customers. HPFS also provides an array of specialized financial services to SMBs and educational and governmental entities. HPFS offers innovative, customized and flexible alternatives to balance unique customer cash flow, technology obsolescence and capacity needs.

Corporate Investments

        Corporate Investments is managed by the Office of Strategy and Technology and includes Hewlett-Packard Laboratories, also known as HP Labs, and certain business incubation projects. Revenue in this segment is attributable to the sale of certain network infrastructure products, including Ethernet switch products that enhance computing and enterprise solutions under the brand "ProCurve Networking." Corporate Investments also derives revenue from licensing specific HP technology to third parties.

        HP was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, we changed our state of incorporation from California to Delaware. Our principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304. Our telephone number is (650) 857-1501.

The Offering

Issuer	Hewlett-Packard Company.
Securities Offered	$1,000,000,000 of the 2009 Notes. $1,000,000,000 of the 2010 Notes.
Maturity Date	The 2009 Notes will mature on June 15, 2009 and the 2010 Notes will mature on June 15, 2010.
Interest Rate
The 2009 Notes will bear interest at a floating rate equal to three-month USD LIBOR plus 0.01% per annum. The 2010 Notes will bear interest at a floating rate equal to three-month USD LIBOR plus 0.06% per annum.
Interest Payment Dates	We will pay interest quarterly on each series of Global Notes on each March 15, June 15, September 15 and December 15, beginning on September 15, 2007.
Redemption	The Global Notes may not be redeemed prior to maturity.
Ranking	The Global Notes are senior unsecured obligations of HP and will rank equally with all of HP's other senior unsecured indebtedness from time to time outstanding.
Use of Proceeds
The net proceeds from the sale of the Global Notes will be used for general corporate purposes, including (i) up to $1,000,000,000 for the redemption of our Floating Rate Global Notes due May 22, 2009, which we expect to redeem on June 18, 2007, and (ii) various amounts to repay short-term commercial paper maturing in June and July 2007.
Governing Law	The indenture provides that New York law shall govern any action regarding the Global Notes brought pursuant to the indenture.

RISK FACTORS

        In consultation with your own financial and legal advisors, and in addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the Global Notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth in "Risk Factors" in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2006, incorporated by reference herein, and that are otherwise described from time to time in HP's reports filed with the Securities and Exchange Commission (the "SEC") subsequent to HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2006.

There May Be an Uncertain Trading Market for the Global Notes

        We cannot assure you that a trading market for the Global Notes will ever develop or will be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include the:

  •
  propensity of existing holders to trade their positions in the Global Notes;

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  time remaining to the maturity of the Global Notes;

  •
  outstanding amount of the Global Notes;

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  redemption of the Global Notes; and

  •
  level, direction and volatility of market interest rates generally.

The Global Notes are Structurally Subordinated to the Indebtedness of Our Subsidiaries

        The Global Notes are obligations exclusively of HP and not of any of our subsidiaries. A portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Global Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Global Notes). Consequently, the Global Notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

Changes in Our Credit Rating May Adversely Affect Your Investment in the Global Notes

        The credit ratings assigned to the Global Notes reflect the rating agencies' assessments of our ability to make payments on the Global Notes when due. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of your Global Notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Global Notes.

USE OF PROCEEDS

        The net proceeds from the sale of the Global Notes are estimated to be approximately $1,999,635,000, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

        The net proceeds from the sale of the Global Notes will be used for general corporate purposes, including (i) up to $1,000,000,000 for the redemption of our Floating Rate Global Notes due May 22, 2009, which we expect to redeem on June 18, 2007, and (ii) various amounts to repay short-term commercial paper maturing in June and July 2007. Our Floating Rate Global Notes due May 22, 2009 bear interest at a floating rate equal to three-month USD LIBOR plus 0.125% per annum. Pending such uses, we will invest the net proceeds in interest-bearing securities.

CAPITALIZATION

        The following table sets forth our long-term debt and capitalization as of April 30, 2007, both (i) actual and (ii) adjusted to give effect to the sale by us of the Global Notes offered hereby and the expected redemption of $1,000,000,000 of our Floating Rate Global Notes due May 2009, as described in the section entitled "Use of Proceeds" above.

        This table should be read in conjunction with our consolidated financial statements incorporated by reference in the accompanying prospectus.

	April 30, 2007
	Actual	As Adjusted for this Offering
	(In Millions, except share data)
Long-term debt:
U.S. Dollar Global Notes
$1,000 issued June 2002 at 5.5%, due July 2007	1,000	1,000
$500 issued June 2002 at 6.5%, due July 2012	499	499
$500 issued March 2003 at 3.625%, due March 2008	499	499
$1,000 issued May 2006 at floating rates, due May 2009	1,000	—
$600 issued February 2007 at floating rates, due March 2012	600	600
$900 issued February 2007 at 5.25%, due March 2012	899	899
$500 issued February 2007 at 5.40%, due March 2017	498	498
$1,000 issued June 2007 at floating rates, due June 2009	—	1,000
$1,000 issued June 2007 at floating rates, due June 2010	—	1,000

Total	$4,995	$5,995

Series A Medium-Term Notes:
$50 issued December 2002 at 4.25%, due December 2007	50	50
Other:
$505 U.S. Dollar zero-coupon subordinated convertible notes, issued in October and November 1997 at an imputed rate of 3.13%, due 2017	365	365
Other, including capital lease obligations, at 3.75%-15%, due 2007-2029	287	287

Total	652	652

Fair value adjustment related to SFAS No. 133	(42)	(42)
Less current portion	(1,678)	(1,678)

Total long-term debt	$3,977	$4,977

Stockholders' equity:
Preferred Stock, $0.01 par value; 300 million shares authorized; no shares issued and outstanding	—	—
Common Stock, $0.01 par value; 9.6 billion shares authorized, 2.732 billion shares issued and outstanding	$26	$26
Additional paid-in capital	15,857	15,857
Retained earnings	20,629	20,629
Accumulated other comprehensive (loss) income	(26)	(26)

Total stockholders' equity	$36,486	$36,486

Total capitalization	$40,463	$41,463

DESCRIPTION OF THE GLOBAL NOTES

        The 2009 Notes and the 2010 Notes, which we refer to collectively as the Global Notes, will be issued under an indenture, dated as of June 1, 2000, between HP and The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as Trustee, which indenture is more fully described in the accompanying prospectus. The following summary of certain provisions of the Global Notes and of the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture. A copy of the indenture has been incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the indenture. The term "Securities," as used in this section, refers to all securities issuable from time to time under the indenture.

General

        All Securities, including the Global Notes, to be issued under the indenture will be our senior unsecured obligations and will rank on the same basis with all of our other senior unsecured indebtedness from time to time outstanding. The Global Notes are each a series of senior debt securities referred to in the attached prospectus. The indenture does not limit the aggregate principal amount of Securities that may be issued under the indenture. Without the consent of the holders, we may increase the aggregate principal amount of any series of Global Notes in the future on the same terms and conditions (except for the initial interest payment date) and with the same CUSIP numbers as the Global Notes being offered hereby. Securities may be issued under the indenture from time to time as a single series or in two or more separate series up to the aggregate principal amount authorized by us from time to time for the Global Notes. The additional securities shall in all cases be fungible with the Global Notes for United States federal tax purposes.

        The 2009 Notes are being offered initially in the aggregate principal amount of $1,000,000,000 and the 2010 Notes are being offered initially in the aggregate principal amount of $1,000,000,000. The 2009 Notes will mature on June 15, 2009 and the 2010 Notes will mature on June 15, 2010. The 2009 Notes will bear interest at a floating rate equal to three-month USD LIBOR plus 0.01% per annum, as described under "—Interest." The 2010 Notes will bear interest at a floating rate equal to three-month USD LIBOR plus 0.06% per annum, as described under "—Interest." If the maturity date of each series of Global Notes falls on a day that is not a business day, payment of principal, premium, if any, and interest for the Global Notes then due will be paid on the next business day. No interest on that payment will accrue from and after the maturity date. Payments of principal, premium, if any, and interest on the Global Notes will be made by us through the Trustee to the depositary. See "Description of the Debt Securities—Global Securities" in the accompanying prospectus. The covenant provisions of the indenture described under the caption "Description of the Debt Securities—Senior Debt Securities—Covenants in the Senior Indenture" in the accompanying prospectus will apply to the Global Notes. The Global Notes may not be redeemed prior to maturity.

Interest

        The Global Notes will bear interest for each interest period at a rate determined by the calculation agent. The calculation agent is The Bank of New York Trust Company, N.A. until such time as we appoint a successor calculation agent. The interest rate on the 2009 Notes for a particular interest period will be a per annum rate equal to three-month USD LIBOR as determined on the interest determination date plus 0.01%. The interest rate on the 2010 Notes for a particular interest period will be a per annum rate equal to three-month USD LIBOR as determined on the interest determination date plus 0.06%. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. Promptly upon determination, the calculation agent will inform the Trustee and us of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of the Global Notes, the Trustee and us. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Interest on the Global Notes will be paid to but excluding the relevant interest payment date. We will make interest payments on each series of Global Notes quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2007, to the person in whose name those notes are registered at the close of business on the business day immediately preceding the interest payment date. Interest on each series of Global Notes will accrue from and including June 15, 2007, to but excluding the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to but excluding the next interest payment date or maturity date, as the case may be. We refer to each of these periods as an "interest period." The amount of accrued interest that we will pay for any interest period can be calculated by multiplying the face amount of the Global Notes then outstanding by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from June 15, 2007, or from the last date we paid interest to you, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. If an interest payment date for the Global Notes falls on a day that is not a business day, the interest payment date shall be postponed to the next succeeding business day unless such next succeeding business day would be in the following month, in which case, the interest payment date shall be the immediately preceding business day.

        On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on "Reuters Page LIBOR01" at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the "Reuters Page LIBOR01" as of 11:00 a.m., London time, or if the "Reuters Page LIBOR01" is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.'s page "BBAM."

        If no offered rate appears on "Reuters Page LIBOR01" or Bloomberg L.P. page "BBAM" on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with us) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

        Upon request from any holder of such Global Notes, the calculation agent will provide the interest rate in effect for such series of Global Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

        All percentages resulting from any calculation of the interest rate on each series of Global Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655%

(or ..0987655)), and all dollar amounts used in or resulting from such calculation on such series of Global Notes will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on the notes by the calculation agent will (in absence of manifest error) be final and binding on the holders and us.

        The interest rate on each series of Global Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Book-Entry Notes

        The Depositary, Clearstream and Euroclear.    Upon issuance, each series of Global Notes will be represented by one or more fully registered global securities. Each global security will be deposited with The Depository Trust Company, as depositary, and registered in the name of Cede & Co. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of such depositary. Investors may elect to hold interests in the global securities through:

  •
  the depositary in the United States; or

  •
  in Europe, (i) Clearstream Banking, société anonyme, referred to in this prospectus supplement as Clearstream, or (ii) Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to in this prospectus supplement as Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the depositary. Citibank, N.A. will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear, and in such capacities are referred to in this prospectus supplement as the U.S. depositaries.

        Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations, referred to in this prospectus supplement as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

        Distributions with respect to the Global Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, referred to in this prospectus supplement as Euroclear participants, and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

        Euroclear is operated by Euroclear Bank S.A./N.V., referred to in this prospectus supplement in such role as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, referred to in this prospectus supplement as the cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is regulated and examined by Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to in this prospectus supplement as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to the Global Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

        Global Clearance and Settlement Procedures.    Initial settlement for the Global Notes will be made in immediately available funds. Secondary market trading between the depositary participants will occur in the ordinary way in accordance with the depositary's rules and will be settled in immediately available funds using the depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the depositary, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in the depositary in accordance with the depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Global Notes in the depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositary.

        Because of time-zone differences, credits of Global Notes received in Clearstream or Euroclear as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and will be credited the business day following the depositary settlement date. Such credits or any transactions in such Global Notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Global Notes by or through a Clearstream participant or a Euroclear participant to a depositary participant will be received with value on the depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the depositary.

        Although the depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Global Notes among participants of the depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Defeasance

        The provisions of the indenture relating to defeasance and covenant defeasance described under the caption "Description of Debt Securities—Satisfaction and Discharge; Defeasance" in the accompanying prospectus will apply to the Global Notes.

Sinking Fund

        There will not be a sinking fund for the Global Notes.

Governing Law

        The indenture provides that New York law shall govern any action regarding the Global Notes brought pursuant to the indenture.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following summary describes certain United States federal income and estate tax considerations of ownership and disposition of the Global Notes. This summary provides general information only and is directed solely to original beneficial owners who purchase Global Notes at the "issue price," that is, the first price at which a substantial amount of the Global Notes is sold to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing administrative pronouncements and judicial decisions, existing Treasury Regulations currently in effect, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal income or estate tax consequences of owning or disposing of the Global Notes. This summary deals only with Global Notes held as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to beneficial owners in light of their particular circumstances, such as persons subject to the alternative minimum tax provisions of the Code or a United States person whose functional currency is not the U.S. dollar or to beneficial owners subject to special rules, such as certain financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting, persons holding the Global Notes in connection with a hedging, "straddle," conversion or other integrated transaction, persons deemed to sell notes under the constructive sale provisions of the Code, or persons who have ceased to be either United States citizens or are taxed as resident aliens. Finally, the summary does not describe the effect of the United States federal estate and gift tax laws on United States persons or the effects of any applicable foreign, state or local laws.

        Persons considering the purchase of the Global Notes should consult their own tax advisors with regard to the application of the United States federal income and estate tax laws to their particular situations, as well as any tax consequence arising under the laws of any state, local or foreign taxing jurisdiction.

        If a partnership holds the Global Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the Global Notes should consult their own tax advisors.

Tax Consequences to United States Persons

        For purposes of the following discussion, a "United States person" means a beneficial owner of a Global Note that is for United States federal income tax purposes:

  •
  a citizen or resident of the United States; or

  •
  a corporation (other than an "S" corporation) or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any state or the District of Columbia; or

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust (other than a grantor trust) if (1) a United States court is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        S corporations and grantor trusts are subject to special tax rules and should contact their own tax advisors.

        Payments of Interest.    Interest on a Global Note generally will be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person's method of accounting for tax purposes.

        Sale, Exchange, Redemption, Retirement or Other Disposition of the Global Notes.    Upon the sale, exchange, redemption, retirement or other disposition of a Global Note, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition and the United States person's adjusted tax basis in the Global Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Global Note. Amounts attributable to accrued interest are treated as interest as described under "—Payments of Interest" above. A United States person's adjusted tax basis in a Global Note generally will equal the cost of the Global Note to the United States person. Gain or loss realized on the sale, exchange, redemption, retirement or other disposition of a Global Note will be capital gain or loss and will be long-term capital gain or loss if the United States person held the Global Note for more than one year. Long-term capital gains of non-corporate taxpayers are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. Therefore, United States persons should consult their own tax advisors regarding the treatment of capital gains and losses in their particular circumstances.

        Backup Withholding and Information Reporting.    Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on a Global Note and to payments of proceeds of the sale, exchange, redemption, retirement or other disposition of a Global Note to certain non-corporate United States persons. The backup withholding tax rate is currently 28%, which will increase to a rate of 31% in 2011. HP, its agent, a broker, or any paying agent, as the case may be, will be required to withhold from any payment a tax at the then applicable rate if:

  •
  the United States person fails to furnish or certify its correct taxpayer identification number to the payor in the manner required;

  •
  fails to certify, under penalty of perjury, that such United States person is not subject to backup withholding; or

  •
  otherwise fails to comply with the applicable requirements of the backup withholding rules.

        Partnerships created or organized in or under the laws of the United States and certain United States grantor trusts will be subject to withholding under the same rules as other United States persons. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against such United States person's United States federal income tax and may entitle such United States person to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-United States Persons

        As used herein, the term "non-United States person" means a beneficial owner of a Global Note that is, for United States federal income tax purposes:

  •
  a nonresident alien individual; or

  •
  a foreign corporation; or

  •
  an estate or trust (other than a grantor trust or simple trust) that is not a United States person.

        Foreign partnerships, grantor trusts and simple trusts are subject to special tax rules and should contact their own tax advisors.

        Income, Estate and Withholding Tax for Non-United States Persons.    The discussion under this heading is subject to the discussion of backup withholding below.

        Payments of principal and interest on a Global Note that is beneficially owned by a non-United States person will not be subject to United States federal withholding tax, provided that, in the case of interest:

  •
  each of the following conditions is met:

  (1)
  the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of HP stock entitled to vote,

  (2)
  the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership,

  (3)
  the beneficial owner is not a bank making a loan in the ordinary course of its business, and

  (4)
  the beneficial owner of the Global Note provides an IRS Form W-8BEN or other acceptable documentation that provides its name and address and certifies that it is not a United States person;

  or

  •
  the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax, and the beneficial owner provides an IRS Form W-8BEN or other acceptable documentation claiming the exemption;

  or

  •
  the beneficial owner conducts a trade or business (and, if an income tax treaty applies, maintains a permanent establishment or fixed base) in the United States to which the interest is effectively connected and the beneficial owner provides an IRS Form W-8ECI or other acceptable documentation;

provided that, in each such case, the relevant IRS form or documentation is delivered pursuant to applicable procedures, is properly transmitted to the person otherwise required to withhold United States federal income tax, and is updated and resubmitted when required; and, provided further, that none of the persons receiving the relevant IRS form or documentation has actual knowledge or reason to know that the beneficial owner is not entitled to an exemption from withholding tax. If the transmission involves a foreign intermediary (for example, a financial institution) or foreign flow-through entity (for example, a foreign partnership or foreign simple or grantor trust), the intermediary or flow-through entity must properly complete and submit Form W-8IMY and comply with applicable reporting and other requirements.

        A non-United States person will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of a Global Note unless the gain is effectively connected with the beneficial owner's trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the beneficial owner) in the United States or, in the case of an individual, the beneficial owner is present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption, retirement or other disposition occurs and certain other conditions are met.

        A Global Note owned by an individual who at the time of death is not, for United States estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of HP stock entitled to vote and, at the time of such individual's death, the income on the Global Note would not have been effectively connected with a United States trade or business of the individual (or, if an income tax treaty applies, with a permanent establishment or fixed base maintained by the individual).

        If a non-United States person owning a Global Note is engaged in a trade or business in the United States, and if interest on the Global Note (or gain realized on its sale, exchange, redemption, retirement or other disposition) is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the beneficial owner in the United States), such owner, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject generally to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. In addition, if such owner is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Global Note will be included in the effectively connected earnings and profits of such owner if such interest or gain, as the case may be, is effectively connected with the conduct by such owner of a trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by such owner) in the United States.

        The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to a non-United States person that owns a Global Note. Investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of the Global Notes.

        Backup Withholding and Information Reporting for Non-United States Persons.    Under current Treasury Regulations, backup withholding (currently at a rate of 28%, which will increase to a rate of 31% in 2011) will not apply to payments made by us or a paying agent to an owner in respect of a Global Note if the certifications described above are received, provided in each case that we or the paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a United States person.

        Under current Treasury Regulations, payments of the proceeds from the sale, exchange, redemption, retirement or other disposition of a Global Note effected at a foreign office of a broker (including a custodian, nominee or other agent acting on behalf of the beneficial owner of a Global Note) generally will not be subject to information reporting or backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign partnership in which United States partners hold more than 50 percent of the income or capital interest, a United States branch of a foreign bank or foreign insurance company treated as a United States person for certain United States tax purposes or a foreign person with certain connections to the United States, then information reporting will be required unless, in general, the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge or reason to know that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding unless the beneficial owner certifies, under penalties of perjury on an appropriate withholding certificate, that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

        Non-United States persons owning Global Notes should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption. Backup withholding is not an additional tax but is allowed as a refund or credit against the owner's United

States federal income tax, provided the necessary information is furnished to the IRS. Interest on a Global Note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042-S, which must be filed with the IRS and furnished to such beneficial owner.

        The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon an owner's particular situation. Investors should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Global Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

European Union Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, each member state is required, from July 1, 2005, to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other member state; provided, however, that for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

        Also with effect from July 1, 2005, a number of non-EU countries and certain dependent or associated territories of certain member states, have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a member state. In addition, the member states have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a member state to, or collected by such a person for, an individual resident in one of those territories.

        Investors who may be affected by any of these arrangements are advised to consult with their own professional advisors.

UNDERWRITING

        Under the terms and conditions contained in an underwriting agreement dated June 12, 2007, we have agreed to sell to Citigroup Global Markets Inc., as the underwriter, and Citigroup Global Markets Inc. has agreed to purchase from us, the entire principal amount of each series of Global Notes.

        The underwriting agreement provides that the underwriter is obligated to purchase all of the Global Notes if any are purchased.

        The underwriter proposes to offer the Global Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. In connection with the sale of the Global Notes, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts.

        We estimate that our out-of-pocket expenses for this offering will be approximately $365,000.

        We have agreed to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in that respect.

        The underwriter may engage in over-allotment and stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, as described below:

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum.

Such stabilizing transactions may cause the price of the Global Notes to be higher than it would otherwise be in the absence of such transactions.

        The underwriter and its affiliates have performed from time to time and may perform in the future various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees.

OFFERING RESTRICTIONS

        The Global Notes are offered for sale in those jurisdictions in the United States, Canada, Europe and Asia where it is legal to make such offers.

        The Global Notes have not been or will not be offered, sold or delivered, directly or indirectly, and the prospectus supplement or the accompanying prospectus or any other offering material relating to the Global Notes, has not and will not be distributed in or from any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws and regulations.

        Purchasers of the Global Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering prices set forth on the cover page.

European Economic Area

        The underwriter represents, warrants and agrees that, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in such Relevant Member State, it has not made and will not make an offer of the Global Notes to the public in such Relevant Member State prior to the publication of a prospectus in relation to the Global Notes which has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in aforementioned Relevant Member State, all in accordance with the Prospectus Directive, except under the following exemptions under the Prospectus Directive, if they have been implemented in that such member state:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  in any other circumstances falling within Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Global Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Global Notes to be offered so as to enable an investor to decide to purchase the Global Notes, as the same may be varied in such Relevant Member State by any measure implementing the Prospectus Directive in such Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        This prospectus supplement and any other material in relation to the Global Notes described herein is only being distributed to and is only directed at persons (i) who are outside the United Kingdom and (ii) to investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (the "Order") or (iii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Global Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The underwriter represents, warrants and agrees as follows: (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Global Notes in circumstances in which Section 21(1) of FSMA does not apply to HP; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Global Notes in, from or otherwise involving the United Kingdom.

Germany

        The underwriter is aware that the Global Notes are neither registered for public distribution with the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—"BaFin") according to the German Investment Act nor listed on a German exchange. The underwriter is aware that no sales prospectus pursuant to the German Securities Prospectus Act or German Sales Prospectus Act or German Investment Act has been filed with the BaFin. The underwriter represents, warrants and agrees (i) that it has not distributed and will not distribute the Global Notes within the Federal Republic of Germany by way of a public offer, public advertisement or in any similar manner; and (ii) that it has not supplied or used and will not supply or use this prospectus supplement or any other document relating to the Global Notes, as well as information or statements contained therein, directly or indirectly, in connection with any offer for subscription of the Global Notes to the public in the Federal Republic of Germany or any other means of public marketing.

The Netherlands

        The underwriter represents, warrants and agrees that it has not offered, sold or transferred and will not offer, sell or transfer the Global Notes in or from the Netherlands as part of its initial distribution or at any time thereafter, directly or indirectly, and has not distributed or circulated and will not distribute or circulate the Prospectus Supplement or any other document relating to the offering of the Global Notes, other than to individuals residing in or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, "Professional Investors"), provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of the Global Notes is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of the Global Notes, and this prospectus supplement or any other offering material relating to the Global Notes may not be considered an offer or the prospect of an offer to sell or exchange the Global Notes.

France

        The underwriter has represented and agreed that the Global Notes are being issued and sold outside the Republic of France and that, in connection with its initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Global Notes to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus supplement or any other offering material relating to the Global Notes, and that offers, sales and distributions in the Republic of France have been and will be made only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998, and applicable regulations thereunder.

Italy

        The underwriter is aware that the offering of the Global Notes has not been registered with the Commissione Nazionale per le Società e la Borsa, the Italian securities and exchange commission ("CONSOB") pursuant to Article 94, paragraph 1 of Legislative Decree No. 58 of 24 February 1998, as amended ("Legislative Decree No. 58"), and, accordingly, the underwriter has represented warranted and agreed that it has not offered, sold or distributed and will not offer, sell or distribute the Global Notes or any copies of the prospectus or any other document relating to the Global Notes in the Republic of Italy ("Italy") in a solicitation to the public at large (sollecitazione all'investimento) within the meaning of Article 1, paragraph 1, letter (t) of Legislative Decree No. 58, other than (i) to "professional investors" (investitori professionali), as defined under Article 31, paragraph 2, of CONSOB Regulation No. 11522 of 1 July 1998, as amended; or (ii) pursuant to another exemption from the rules of solicitation of investments under Article 100 of Legislative Decree No. 58. The underwriter is aware that the Global Notes may not be offered, sold or delivered and that neither this prospectus supplement nor any other material relating to the Global Notes may be distributed or made available in Italy unless such offer, sale or delivery of Global Notes or distribution or availability of copies of this prospectus supplement or any other material relating to the Global Notes in the Italy is made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of 1 September, 1993 (the "Italian Banking Act"), the Regulation No. 11522 and any other applicable laws and regulations. The underwriter agrees that it will offer, sell or deliver the Global Notes in Italy only (i) in compliance with Article 129 of the Italian Banking Act and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or placement of securities (e.g., Global Notes) in Italy is subject to prior and subsequent notification to the Bank of Italy, unless an exemption, depending inter alia on the amount of the issue and the characteristics of the securities, applies; and (ii) in compliance with any other applicable requirement or limitation which may be imposed from time to time by CONSOB or the Bank of Italy and with all relevant Italian securities, tax, exchange control and other applicable laws and regulations.

        Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Japan

        The underwriter is aware that the Global Notes have not been and will not be subject to filing under the Securities and Exchange Law of Japan, as amended, and the underwriter represents, warrants and agrees that it has not offered or sold and will not offer or sell, in each case, directly or indirectly, any Global Notes in Japan or to, or for the benefit of, any resident thereof or corporation or entity organized under the laws thereof, except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.

Singapore

        The underwriter is aware that this prospectus supplement or any other offering material relating to the Global Notes has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the Global Notes will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the

"Securities and Futures Act"). Accordingly, the underwriter represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell the Global Notes, (ii) it has not made and will not make an invitation for subscription or purchase of the Global Notes, and (iii) it has not circulated or distributed and will not circulate or distribute this prospectus supplement or any other offering material relating to the Global Notes, whether directly or indirectly, to the public or any member of the public in Singapore other than:

  (a)
  to an institutional investor or other person specified in Section 274 of the Securities and Futures Act;

  (b)
  to a sophisticated investor as defined in, and in accordance with the conditions specified in, Section 275 of the Securities and Futures Act; or

  (c)
  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Canada

        The underwriter has represented and agreed that it has not offered or sold and will not offer or sell any of the Global Notes in Canada except on a private placement basis to accredited investors within the meaning of the applicable Canadian provincial securities and pursuant to an exemption to the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Global Notes are made. Resales of any Global Notes in Canada must be made under applicable Canadian provincial securities laws, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority.

VALIDITY OF THE GLOBAL NOTES

        The validity of the Global Notes will be passed upon for us by Charles N. Charnas, our Vice President, Deputy General Counsel and Assistant Secretary. As to matters of New York law, Mr. Charnas will rely on the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304. The underwriter has been represented by Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

Prospectus

Hewlett-Packard Company

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS

        We may offer from time to time, in one or more offerings, debt securities, common stock, preferred stock, depositary shares and warrants. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, the Nasdaq Stock Market and the Pacific Exchange under the symbol "HPQ."

        See risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2005 as they have and may be updated and modified periodically in our reports filed with the Securities and Exchange Commission (the "SEC") as described in the section entitled "Information Incorporated by Reference" in this prospectus. We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, refer to the section entitled "Plan of Distribution" below. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sales of those securities.

        Our principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and our telephone number at that location is (650) 857-1501.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 22, 2006

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below, including a description of our business, in the sections entitled "Where You Can Find More Information" and "Information Incorporated by Reference."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

        Except as otherwise noted, references in this prospectus to "HP," "we," "us" and "our" are to Hewlett-Packard Company and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

        This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans; any statements concerning expected development, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the execution and performance of contracts by customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of workforce restructuring programs; the outcome of pending legislation and accounting pronouncements; and other risks that are described herein, including but not limited to the risks described in HP's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006 and other reports filed after HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2005. We assume no obligation and do not intend to update these forward-looking statements.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF THE DEBT SECURITIES

        This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and to the extent to which the general terms and provisions contained herein apply to that particular series.

GENERAL

        The debt securities will either be our senior debt securities or our subordinated debt securities. We expect to issue the debt securities under one or more separate indentures between us and J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Bank and Trust Company, National Association), as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. For additional information, you should look at the applicable form of indenture that is filed as an exhibit to our registration statement on Form S-3 (file number 333-30786), dated March 17, 2000. Each of the indentures is incorporated by reference into this prospectus. In this description of the debt securities, the words "we," "us" or "our" refer only to Hewlett-Packard Company and not to any of our subsidiaries.

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

TERMS OF A PARTICULAR SERIES

        Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date the principal will be payable;

  •
  the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

  •
  the interest rate, if any, payable on overdue installments of principal, premium or interest;

  •
  the place where payments shall be made;

  •
  any mandatory or optional redemption provisions;

  •
  if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;

  •
  any defeasance provisions if different from those described below under "Satisfaction and Discharge—Defeasance;"

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents or security registrars;

  •
  any guarantees on the debt securities;

  •
  any security for any of the debt securities;

  •
  any deletions of, or changes or additions to, the events of default or covenants; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement:

  •
  the debt securities will be registered debt securities; and

  •
  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or multiples of $1,000.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates.

EXCHANGE AND TRANSFER

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any potential redemption of debt securities of any series in part, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

        The debt securities of any series may be represented, in whole or in part by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

  •
  No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee, referred to as certificated debt securities, unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default is continuing; or

  •
  any other circumstances described in a prospectus supplement have occurred permitting the issuance of certificated debt securities.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; and

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither the trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

        Unless otherwise indicated in the prospectus supplement:

  •
  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and

  •
  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

        At our option, however, we may pay interest by mailing a check to the record holder.

        The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

        We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

  •
  the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

  •
  the successor assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions are met.

EVENTS OF DEFAULT

        Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

        (1)   failure to pay principal of or any premium on any debt security of that series when due;

        (2)   failure to pay any interest on any debt security of that series for 30 days when due;

        (3)   failure to make any sinking fund payment for 30 days when due;

        (4)   failure to perform any other covenant in the indenture if that failure continues for 90 days after we are given the notice required in the indenture;

        (5)   our bankruptcy, insolvency or reorganization; and

        (6)   any other event of default specified in the prospectus supplement.

        An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

        (1)   the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

        (2)   the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

        (3)   the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in (1) through (3) above.

        We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

        We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures for the benefit of the holders, without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities;

  •
  providing for a successor trustee;

  •
  curing any ambiguities or inconsistencies;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to sue for any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of subordinated debt securities;

  •
  adversely affect the right to convert any debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

        We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

  •
  to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:

        (1)   the limitations on sale and lease-back transactions under the senior indenture;

        (2)   the limitations on liens under the senior indenture;

        (3)   covenants as to payment of taxes and maintenance of properties; and

        (4)   the subordination provisions under the subordinated indenture.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action.

        If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.

NOTICES

        Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles.

REGARDING THE TRUSTEE

        The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign. J.P. Morgan Trust Company, National Association is also our depositary and affiliates of J.P. Morgan Trust Company, National Association, have performed and continue to perform other services for us in the normal course of business.

SENIOR DEBT SECURITIES

        The senior debt securities will be unsecured, unless we elect otherwise, and will rank equally with all of our other unsecured and non-subordinated senior debt.

COVENANTS IN THE SENIOR INDENTURE

        LIMITATIONS ON LIENS.    Neither we nor any restricted subsidiary will issue, incur, create, assume or guarantee any secured debt without securing the senior debt securities equally and ratably with or prior to that secured debt unless the total amount of all secured debt with which the senior debt securities are not at least equally and ratably secured would not exceed the greater of $500 million or 10% of our consolidated net tangible assets.

        LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.    Subject to the last paragraph of this section, neither we nor any restricted subsidiary will enter into any lease with a term longer than three years covering any of our principal property or any restricted subsidiary that is sold to any other person in connection with that lease unless either:

        (1)   we or any restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on the principal property involved in such transaction at least equal in amount to the attributable debt with respect to the lease, without equally and ratably securing the senior debt securities, pursuant to "Limitation on Liens" described above; or

        (2)   an amount equal to the greater of the following amounts is applied within 180 days of such sale to the retirement of our or any restricted subsidiary's long-term debt or the purchase or development of comparable property:

  •
  the net proceeds from the sale; or

  •
  the attributable debt with respect to the sale and lease-back transaction.

        However, either we or our restricted subsidiaries would be able to enter into a sale and lease-back transaction without being required to apply the net proceeds as required by (2) above if the sum of the following amounts would not exceed the greater of $500 million or 10% of our consolidated net tangible assets:

  •
  the total amount of the sale and lease-back transactions; and

  •
  the total amount of secured debt.

DEFINITIONS RELATING TO THE SENIOR DEBT SECURITIES

        "attributable debt" with regard to a sale and lease-back transaction means the lesser of:

        (1)   the fair market value of such property as determined in good faith by our board of directors; or

        (2)   discounted present value of all net rentals under the lease.

        "consolidated net tangible assets" means total assets, less reserves, after deducting:

        (1)   total current liabilities, excluding:

    •
    notes and loans payable;

    •
    current maturities of long-term debt;

    •
    current maturities of capital leases; and

        (2)   certain intangible assets, to the extent included in total assets.

        "mortgage" means a mortgage, security interest, pledge, lien, charge or other encumbrance.

        "nonrecourse obligation" means indebtedness substantially related to:

    •
    the acquisition of assets not previously owned by us or any restricted subsidiary; or

    •
    the financing of any project involving the development of our or any of our restricted subsidiaries' property in which the only recourse is to the assets acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction.

        "principal property" means the land, improvements, buildings and fixtures owned by us or a restricted subsidiary located in the United States that constitutes our principal corporate office, any manufacturing plant or any manufacturing facility and has a book value in excess of .75% of our consolidated net tangible assets as of the determination date. Principal property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole.

        "restricted subsidiary" means any subsidiary that owns any principal property, but does not include:

    •
    any subsidiary primarily engaged in financing receivables or in the finance business; or

    •
    any of our less than 80%-owned subsidiaries if the common stock of the subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or on the over-the-counter markets.

        "secured debt" means any of our debt or any debt of a restricted subsidiary for borrowed money secured by either a mortgage on any principal property or stock or indebtedness of a restricted subsidiary. Secured debt does not include:

    •
    mortgages on property existing at the time of acquisition of the property by us or any subsidiary, whether or not assumed;

    •
    mortgages on property, shares of stock or indebtedness or other assets of a corporation existing at the time such corporation becomes a restricted subsidiary;

    •
    mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition by us or by a restricted subsidiary (including leases);

    •
    mortgages to secure payment of all or any part of the purchase price, or to secure any debt within 12 months after the acquisition thereof, or in the case of property, the completion of construction, improvement or commencement of substantial commercial operation of the property;

    •
    mortgages to secure indebtedness owing to us or to a restricted subsidiary;

    •
    mortgages existing at the date of the senior indenture;

    •
    mortgages on property of an entity existing at the time such entity is merged or consolidated with us or a restricted subsidiary;

    •
    mortgages on property of an entity at the time of a sale or lease of the properties of such entity as an entirety or substantially as an entirety to us or a restricted subsidiary;

    •
    mortgages incurred to finance the acquisition or construction of property secured by mortgages in favor of the United States or a political subdivision of the United States;

    •
    mortgages for taxes, assessments or other governmental charges not yet due or payable without penalty that are being contested by us or a restricted subsidiary, and for which we have adequately reserved;

    •
    mortgages incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

    •
    mortgages for materialmen's, mechanics', workmen's, repairmen's, landlord's mortgages for rent or other similar mortgages arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any restricted subsidiary in good faith and by appropriate proceedings;

    •
    mortgages consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property; or

    •
    mortgages constituting any extension, renewal or replacement of any mortgage listed above to the extent the mortgage is not increased.

SUBORDINATED DEBT SECURITIES

        The subordinated debt securities are subordinated in right of payment to the prior payment in full of all senior debt, including any senior debt securities. In the event of our dissolution, winding up, liquidation or reorganization, the holders of senior debt shall be entitled to receive payment in full before holders of subordinated debt securities shall be entitled to receive any payment or distribution on any subordinated debt securities.

        In the event of insolvency, upon any distribution of our assets:

  •
  holders of subordinated debt securities are required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing our assets to pay all senior debt remaining to the extent necessary to pay all holders of senior debt in full; and

  •
  our unsecured creditors who are not holders of subordinated debt securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated debt securities.

DEFINITIONS RELATING TO SUBORDINATED DEBT SECURITIES

        "senior debt" means the principal, premium, if any, and unpaid interest on:

    •
    our indebtedness for borrowed money;

    •
    our obligations evidenced by bonds, debentures, notes or similar instruments;

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    our obligations under any interest rate swaps, caps, collars, options, and similar arrangements;

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    our obligations under any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge arrangements;

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    our obligations under any credit swaps, caps, floors, collars and similar arrangements;

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    indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets, except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

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    our obligations as lessee under leases required to be capitalized on the balance sheet in conformity with generally accepted accounting principles;

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    all obligations under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

    •
    our reimbursement obligations in respect of letters of credit relating to indebtedness or our other obligations that qualify as indebtedness or obligations of the kind referred to above; and

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    our obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.

        However, senior debt shall not include (i) any indebtedness or obligation that provides that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities or provides that such indebtedness is subordinate to our other indebtedness and obligations and (ii) indebtedness related to our Liquid Yield Option™ Notes due 2017.

        The subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Any right we have to participate in any distribution of the assets of any of our subsidiaries upon their liquidation, reorganization or insolvency, and the consequent right of holders of senior debt securities to participate in those assets, will be subject to the claims of the creditors of such subsidiary. In addition, any claim we may have as a creditor would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

DESCRIPTION OF COMMON STOCK

        Our certificate of incorporation authorizes us to issue up to 9,600,000,000 shares of common stock, par value $0.01 per share. As of May 12, 2006 there were approximately 2,802,381,088 shares of common stock outstanding.

        The holders of common stock as of the applicable record date are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock have cumulative voting rights for the election of our directors in accordance with our bylaws and Delaware law. Subject to preferences applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors out of funds legally available for distribution, and, in the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights and is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions available to the common stock. The common stock currently outstanding is validly issued, fully paid and nonassessable.

        The transfer agent and registrar for the common stock is Computershare Investor Services.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

        (1)   prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

        (2)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

    •
    by persons who are directors and also officers; and

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    by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

        (3)   at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include:

        (1)   any merger or consolidation involving the corporation and the interested stockholder;

        (2)   any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

        (3)   subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

        (4)   any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

        (5)   the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any person who or which beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder.

        The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

DESCRIPTION OF PREFERRED STOCK

GENERAL

        Our certificate of incorporation authorizes us to issue up to 300,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, we did not have any outstanding shares of preferred stock or options to purchase preferred stock. Our board of directors, however, has the authority without stockholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more series of preferred stock at any time. The certificate of designation relating to each series will fix the rights, preferences and restrictions of the preferred stock of each series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

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  the number of shares in any series;

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  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

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  the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

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  the voting rights of that series of preferred stock, if any;

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  any conversion provisions applicable to that series of preferred stock;

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  any redemption or sinking fund provisions applicable to that series of preferred stock including whether there is any restriction on the repurchase or redemption of the preferred stock while there is any arrearage in the payment of dividends or sinking fund installments;

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  the liquidation preference per share of that series of preferred stock, if any; and

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  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the certificate of designation for complete information. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to the preferred stock.

        Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF THE DEPOSITARY SHARES

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction, to be set forth in the prospectus supplement, of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC.

DIVIDENDS

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

LIQUIDATION PREFERENCE

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

REDEMPTION

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 35 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock and the depositary shares.

VOTING

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

WITHDRAWAL OF PREFERRED STOCK

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

CHARGES OF DEPOSITARY

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

MISCELLANEOUS

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

FEDERAL INCOME TAX CONSEQUENCES

        Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

GENERAL

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        This summary of certain provisions of the warrants is not complete. For the complete terms of the warrant agreement, you should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants.

DEBT WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

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  the title of the debt warrants;

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  the offering price for the debt warrants, if any;

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  the aggregate number of the debt warrants;

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  the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

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  if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security;

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  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

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  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise, which may be payable in cash, securities or other property;

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  the dates on which the right to exercise the debt warrants will commence and expire;

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  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

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  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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  information with respect to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  the antidilution provisions of the debt warrants, if any;

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  the redemption or call provisions, if any, applicable to the debt warrants; and

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  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

STOCK WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue our common stock or preferred stock will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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  the dates on which the right to exercise the warrants shall commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  the antidilution provisions of the warrants, if any;

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  the redemption or call provisions, if any, applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities separately or together:

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  through one or more underwriters or dealers in a public offering and sale by them,

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  directly to investors, or

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  through agents.

        We may sell the securities from time to time:

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  in one or more transactions at a fixed price or prices which may be changed from time to time,

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  at market prices prevailing at the times of sale,

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  at prices related to such prevailing market prices, or

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  at negotiated prices.

        We will describe the method of distribution of the securities in the prospectus supplement.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"). As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock, will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of securities may make a market in the securities but are not required to do so and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any securities.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

LEGAL MATTERS

        Charles N. Charnas, Vice President, Deputy General Counsel and Assistant Secretary of HP or another lawyer within HP's Legal Department will provide opinions regarding the authorization and validity of the securities and, to the extent that authorization and validity are governed by New York law, such internal counsel may rely on the opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation. Mr. Charnas and the other lawyers in HP's Legal Department are paid salaries by HP, are participants in various employee benefit plans offered by HP to its employees generally and own and have options to purchase shares of HP common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of HP appearing in HP's Annual Report (Form 10-K) for the year ended October 31, 2005 including the schedule appearing therein, and HP's management's assessment of the effectiveness of internal control over financial reporting as of October 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.hp.com, however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless the Company specifically states in such Current Report that such information is to be considered "filed" under the Exchange Act or the Company incorporates it by reference into a filing under the Securities Act or the Exchange Act):

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  Annual Report on Form 10-K for the fiscal year ended October 31, 2005;

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  Quarterly Report on Form 10 Q for the quarter ended January 31, 2006;

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  Current Reports on Form 8-K filed on November 17, 2005 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), November 23, 2005, February 15, 2006 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibits relating to that information), March 17, 2006, May 16, 2006 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information) and May 22, 2006, and our amended Current Reports on Form 8-K/A filed on January 19, 2006 and February 27, 2006; and

  •
  Description of our common stock contained our Registration Statement on Form 8-A filed on or about November 6, 1957, as amended or updated.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Attn: Investor Relations Department
(650) 857-1501

$2,000,000,000

$1,000,000,000 Floating Rate Global Notes due
June 15, 2009

$1,000,000,000 Floating Rate Global Notes due
June 15, 2010

P R O S P E C T U S   S U P P L E M E N T

June 12, 2007

Citi

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CALCULATION OF REGISTRATION FEE

FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF THE GLOBAL NOTES
CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
UNDERWRITING
OFFERING RESTRICTIONS
VALIDITY OF THE GLOBAL NOTES

ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF THE DEPOSITARY SHARES
DESCRIPTION OF THE WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE